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                                                                   EXHIBIT 23(a)


DELOITTE &
 TOUCHE LLP
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     [LOGO]                 1100 Carillion               Telephone:(704)372-3560
                            227 West Trade Street
                            Charlotte, North Carolina 28202-1675




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Insteel Industries, Inc. On Form S-8 of our reports dated October 28, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Insteel Industries, Inc. for the year ended September 30, 1994.




DELOITTE & TOUCHE, LLP
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Deloitte & Touche, LLP

Charlotte, North Carolina
August 15, 1995









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DELIOTTE TOUCHE
TOHMATSU
INTERNATIONAL
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